CKX Lands, Inc.

Exhibit 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of CKX Lands, Inc., a Louisiana corporation (the “Company”), on Form 10-Q for the quarter ended September 30, 2009 as filed with the Securities and Exchange Commission (the “Report”), I, Joseph K. Cooper, Chief Executive Officer of the Company, and Brian R. Jones, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 5, 2009	/s/ Joseph K. Cooper
Joseph K. Cooper
President and Chief Executive Officer

Date: November 5, 2009	/s/ Brian R. Jones
Brian R. Jones
Treasurer and Chief Financial Officer